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Exhibit 5.1

KPMG LLP Chartered Accountants 2700-205 5 Avenue SW Calgary AB T2P 4B9	Telephone (403) 691-8000 Telefax (403) 691-8008 Internet www.kpmg.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of TransCanada Corporation

        We consent to the use of our audit report dated February 27, 2006 on the consolidated balance sheets of TransCanada Corporation as at December 31, 2005 and 2004 and the consolidated statements of income, retained earnings and cash flows for each of the years in the three-year period ended December 31, 2005, our audit report dated February 27, 2006 on the related supplemental note entitled "Reconciliation to United States GAAP" as at December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005 and our Comments for U.S. Readers on Canada-U.S. Reporting Differences dated February 27, 2006, each of which is incorporated by reference in the Registration Statement on Form F-10 and related base shelf prospectus of TransCanada Corporation, and to the reference to our firm under the headings "Experts" and "Interest of Experts" in the prospectus.

(Signed) KPMG LLP

Chartered Accountants
Calgary, Canada
January 31, 2007

KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM